Exhibit 10.2

CONSULTANCY AGREEMENT

This Agreement (the “Agreement”) is made and entered into this 19th day of July, 2018 (the “Effective Date”) by and between Prachongkij Karnchang. with its principal place of business located at 98/2 Moo 19, Soi Suksawat 66, Suksawat Road, Bang Phueng, Phrapradaeng, Samutprakarn 10130, Thailand (“Prachongkij”) and United Capital Consultants with its principal place of business located at 3210 East Coralbell Avenue, Mesa, AZ 85204, USA (the “Consultant” or “UCC”) (hereinafter referred to individually as a “Party” and collectively as “the Parties”).

WHEREAS, Prachongkij is metal fabrication company with over 40 years of operating history;

WHEREAS, the Consultant has expertise in the area of corporate structure and finance;

WHEREAS, Prachongkij desires to obtain and merge into an SEC reporting company, and have that company listed on OTC markets in the United States of America, and the Consultant is willing to provide services to assist Prachongkij in doing so;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Engagement and Services

a.	Engagement. Prachongkij hereby engages the Consultant to provide and perform the services set forth in Exhibit A attached hereto (the “Services”), and the Consultant hereby accepts the engagement.

b.	Standard of Services. All Services to be provided by Consultant shall be performed with promptness and diligence in a professional manner. Consultant shall provide Consultant’s own equipment and place of performing the Services, unless otherwise agreed between the Parties. Prachongkij shall provide such access to its information, property and personnel as may be reasonably required in order to permit the Consultant to perform the Services.

c.	Representation and Warranty. Consultant represents and warrants to Prachongkij that it is under no contractual or other restrictions or obligations which are inconsistent with the execution of this Agreement or which will interfere with the performance of the Services.

d.	Independent Contractor. The Consultant agrees that all Services will be rendered by it as an independent contractor and that this Agreement does not create an employer- employee relationship between the parties. The Consultant shall have no right to receive any employee benefits provided by Prachongkij to its employees. Consultant agrees to pay all taxes due in respect of the Consultancy Fee and to indemnify Prachongkij in respect of any obligation that may be imposed on Prachongkij to pay any such taxes or resulting from Consultant’s being determined not to be an independent contractor. This Agreement does not authorize the Consultant to act for Prachongkij as its agent or to make commitments on behalf of Prachongkij.

2.	Consultancy Period

a.	Commencement. This Agreement shall commence on the Effective Date and shall remain in effect until:

I.	the completion of the Services, or

II.	the earlier termination of this Agreement as provided in Termination (The “Consultancy Period”).

b.	Term. This agreement will remain in effect for a term of two (2) years unless otherwise terminated. (the “Term”)

3.	Consultancy Fee and Expenses

a.	Consultancy Fee. In consideration of the Services to be rendered hereunder, Prachongkij shall pay Consultant a Consultancy Fee at the rates and pursuant to the procedures set forth in Exhibit B (the “Consultancy Fee”).

b.	Expenses. Except as otherwise provided for in this agreement, each party shall pay all expenses it incurs in connection with this agreement.

4.	Work Product and License

a.	Work Product. In this Agreement the term “Work Product” shall mean all work product generated by Consultant solely or jointly with others in the performance of the Services, including, but not limited to, any and all information, notes, drawings, records, diagrams, processes, technology, designs, ideas, inventions, copyrights, trademarks, and trade secrets.

b.	Ownership. Consultant retains all right, title and interest in and to the Work Product. All Work Product shall be the sole and exclusive property of Consultant. Consultant warrants that it shall not knowingly incorporate into any Work Product any material that would infringe any intellectual property rights of any third party.

c.	License. The Consultant shall grant to, and Prachongkij is hereby granted, a worldwide, royalty-free license to exploit the incorporated items, including, but not limited to, any and all copyrights, designs, trade secrets, or other intellectual property rights, in connection with the Work Product in any manner that Prachongkij deems appropriate. Prachongkij is not granted the right to publicly use Consultant’s name or logo in conjunction with the Work Product without prior written permission from Consultant.

5.	Confidentiality

a.	Confidential Information. In this agreement, “Confidential Information” shall mean the Work Product and all material, non-pubiic, business-related information, written or oral, whether or not it is marked as confidential, that is disclosed or made available to the recipient, directly or indirectly, through any means of communication or observation by the disclosing party or any of its Affiliates or Representatives.

b.	Non-Confidential Information. The restrictions of this agreement on use and disclosure of Confidential Information will not apply to information that:

I.	is in or comes into the public domain without breach of this Agreement,

II.	was in the possession of a Party prior to providing Services and was not acquired by that Party from the other Party under an obligation of confidentiality or non-use,

III.	is acquired by a Party from a third party not under an obligation of confidentiality or non-use to the other Party, or

IV.	is independently developed by a Party without use of any Confidential Information of the other Party.

c.	Burden of Proof. The receiving party will have the burden of proof relating to all exceptions to the definition of Confidential Information.

d.	Confidentiality Obligation. The receiving party will hold the Confidential Information in confidence and exercise reasonable care to protect the Confidential Information from any loss or unauthorized disclosure.

e.	Non-Disclosure. A receiving party may not disclose Confidential Information to any third party, except to the extent

I.	permitted by this agreement;

II.	the disclosing party consents to in writing; or

III.	as required by Law.

f.	Use of Information. The Receiving Party may only use Confidential information in accordance with the terms of this agreement and solely for the Project

g.	Permitted Disclosure. The receiving party may disclose Confidential Information

I.	if the disclosing party consents in writing to such disclosure, or

II.	to the receiving party’s officers, directors, employees, Affiliates, or representatives who

1.	need-to-know that Confidential Information in furtherance of the Project

2.	have been informed of the confidentiality obligations of this agreement, and

3.	agree to abide and be bound by the provisions of this agreement, or are already bound by a non-disclosure agreement containing terms and conditions consistent with the terms and conditions of this Agreement

h.	Notice. A receiving party shall notify the disclosing party if it

I.	is required by Law to disclose any Confidential Information, or

II.	learns of any unauthorized disclosure of Confidential Information.

6.	Non-Publicity

a.	Contents. Each of the Parties agree not to disclose the specific contents of this Agreement to any third party without the prior written consent of the other Party except:

I.	to its advisors, attorneys, or auditors who have a need to know such information,

II.	to its investors, potential investors, or potential financial partners,

III.	as required by law or court order,

IV.	as required in connection with the reorganization of a Party, or its merger into any other corporation, or the sale by a Party of all or substantially all of its properties or assets, or

V.	as may be required in connection with the enforcement of this Agreement.

b.	Existence. The parties may disclose the existence and nature of this agreement and the Services.

7.	Interference with Business

a.	Non-Competition. During the term of this Agreement, the parties will engage in no business or other activities which are, directly or indirectly, competitive with the business activities of the other party in areas where said party does business without obtaining the prior written consent of the party.

b.	Non-Solicitation. The Parties agree that for a period of one (1) year after termination of this Agreement, the parties shall not:

I.	divert or attempt to divert from the other Party any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers, or

II.	employ, solicit for employment, or recommend for employment any person employed by the other party, during the Consultancy Period and for a period of one (1) year thereafter, without receiving prior written permission from the party.

8,	General

a.	Entire Agreement. This Agreement constitutes the entire agreement of the Parties on the subject hereof and supersedes all prior understandings and instruments on such subject. This Agreement may not be modified other than by a written instrument executed by duly authorized representatives of the Parties.

b.	Waiver. Neither party’s failure or neglect to enforce any of rights under this agreement will be deemed to be a waiver of that party’s rights. A party’s failure or neglect to enforce any of its rights under this agreement will not be deemed to be a waiver of that or any other of its rights.

c.	Severability. If any part of this agreement is declared unenforceable or invalid, the remainder will continue to be valid and enforceable.

d.	Assignment. The Services to be performed by Consultant hereunder are personal in nature, and VARS has engaged Consultant as a result of Consultant’s expertise relating to such Services. Consultant, therefore, agrees that it will not assign, sell, transfer, delegate or otherwise dispose of this Agreement or any right, duty or obligation under this Agreement without VARS’s prior written consent.

e.	Injunctive Relief. The Parties acknowledges that a violation of Confidentiality or interference with Business would cause immediate and irreparable harm to the other Party for which money damages would be inadequate. Therefore, should such a violation occur, the damaged Party will be entitled to injunctive relief for the other Party’s breach of any of its obligations under the said Articles without proof of actual damages and without the posting of bond or other security. Such remedy shall not be deemed to be the exclusive remedy for such violation, but shall be in addition to all other remedies available at law or in equity.

f.	Force Majeure. Either Party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control. The obligations and rights of the Party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the Parties’ respective obligations hereunder shall resume.

g.	Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of Maricopa County, United States of America, without giving effect to any choice of law or conflict of law provisions. The Parties consent to the non-exclusive jurisdiction and venue in the courts of Maricopa County in the city of Phoenix, AZ.

9.	Termination

a.	Termination on Notice. Either party may terminate this agreement for any reason on 90 calendar days’ notice to the other party.

b.	Termination for Material Breach. Each party may immediately terminate this agreement by delivering notice of the termination to the other party, if

I.	the other party fails to perform according to, or otherwise materially breaches, any of its obligations, except in cases of Force-Majeure, and

II.	the failure or breach continues for a period of 30 calendar Days’ after the injured party delivers notice to the breaching party reasonably detailing the breach.

c.	Termination for Insolvency. If either party becomes insolvent, bankrupt, or enters receivership, dissolution, or liquidation, the other party may immediately terminate this agreement.

d.	Termination Upon Expiration of Term. Either party may terminate this agreement at the expiration of the then-current term by providing 90 calendar days’ notice to the other party prior to the end of the then-current term.

e.	Termination for Force-Majeure. In the event the interruption of a Party’s obligations due to Force-Majeure continues for a period in excess of ninety (90) calendar days, either Party shall have the right to terminate this Agreement upon thirty (30) calendar days’ prior written notice to the other Party.

f.	Termination Upon Completion of the Services. If the Services have been completed, the agreement may be terminated immediately with the mutual agreement of both parties in writing.

10.	Effect of Termination.

a.	Termination. Upon the effective date of termination of this Agreement, each party’s rights and obligations under this agreement will cease immediately, except for such legal obligations, rights and duties as shall have accrued prior to the effective date of termination and except as otherwise expressly provided in this Agreement or specified in other written agreements.

b.	Survival. The parties’ obligations under articles Work Product and License, Confidentiality, Interference with Business, and Effect of Termination and all other provisions of this Agreement that by their nature extend beyond the termination of this Agreement will survive the termination of this agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have duly executed this Agreement by their authorized representatives as of the date first written above.

Signed for and on behalf of	Signed for and on behalf of
[Prachongkij Karnchang]	[United Capital Consultants, Inc.]

(Mr. Prawit Prachongkij)	(Mr. Clayton F. Patterson)

Managing Director	Chief Executive Officer

EXHIBIT A: Services

VARs is a government EPC contractor with over twenty years of experience. They have been given the opportunity to expand operations and take on a number of new projects. UCC is hereby tasked with assisting VARs in identifying, vetting, and obtaining funding from various sources to use a operating capital in expanding its operations.

UCC will provide assistance in coordinating the raising of capital by presenting project-related materials to investors within its network. It may also elect to invest its own capital. For funds raised for VARs via its network, UCC will receive a commission. For direct investments made, UCC will enter agreements on a project by project basis, which should have durations of 6-18 months. It is anticipated that the funds may be treated as loans, to be repaid with interest. Alternatively, there may be agreements made to lend the money for the duration of the project and that there should be a profit sharing arrangement on the project.

As growth occurs, UCC may be assigned by VARs to provide training and consulting, which will be billed as authorized and ordered by VARs at their own discretion; to begin at any time during the duration of this agreement.

EXHIBIT B: Consultancy Fees and Proceedures

1. Fees for capital raised by UCC on behalf of VARS:

For debt funding raised: 0.25-1 % of total raised

Or

Direct investment of UCC’s funds on a loan basis or profit sharing arrangements to be determined and agreed to in separate contracts made on a project by project basis.

3. When ordered and designated by VARS, management consulting and training fees to be billed hourly based on actual time contributed:

Officers and Directors:	$205
Legal Specialists:	$175
Finance Specialists:	$165
Specialist Trainers:	$105
Management Consultants:	$85
Office Staff:	$25

UCC may change this list of billable rates at any time. Changes to the list will be effective the month after VARS receives written notice from UCC of the changes.

Related billable expenses will be reimbursed as pre-approved in the monthly billings for consulting.